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                       HUTCHINSON TECHNOLOGY INCORPORATED
                         STATEMENT REGARDING COMPUTATION
                   OF NET INCOME (LOSS) PER SHARE - UNAUDITED
                      (In thousands, except per share data)

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                                        Thirteen Weeks Ended        Twenty-Six Weeks Ended
                                        ----------------------      ----------------------
                                        March 26,    March 27,      March 26,    March 27,

                                          1995         1994           1995         1994
                                        ---------    ---------      ---------    ---------
NET INCOME (LOSS)                        $4,084       $1,804         $6,429        ($537)
                                        --------     --------       --------     --------
                                        --------     --------       --------     --------

NET INCOME (LOSS) PER SHARE -
PRIMARY:

Weighted average common

   shares outstanding                     5,336        5,332          5,335        5,332

Dilutive effect of stock options

   outstanding after application

   of treasury stock method                 110          119            105           --
                                        --------     --------       --------     --------

                                          5,446        5,451          5,440        5,332
                                        --------     --------       --------     --------
                                        --------     --------       --------     --------

PRIMARY NET INCOME (LOSS)
PER SHARE                                 $0.75        $0.33          $1.18       ($0.10)
                                        --------     --------       --------     --------
                                        --------     --------       --------     --------

NET INCOME (LOSS) PER SHARE -
FULLY DILUTED:

Weighted average common

   shares outstanding                     5,336        5,332          5,335        5,332

Dilutive effect of stock options

   outstanding after application

   of treasury stock method                 133          128            133           --
                                        --------     --------       --------     --------

                                          5,469        5,460          5,468        5,332
                                        --------     --------       --------     --------
                                        --------     --------       --------     --------

FULLY DILUTED NET INCOME (LOSS)
PER SHARE                                 $0.75        $0.33          $1.18       ($0.10)
                                        --------     --------       --------     --------
                                        --------     --------       --------     --------

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